EXHIBIT 10.1

INVENTORY LOAN AND SECURITY AGREEMENT
by and between
RFA PMR LOANCO, LLC
and
DPM ACQUISITION, LLC

AS OF MAY 21, 2012

TABLE OF CONTENTS

1.	Definitions and Construction		6
	1.1	Definitions	6
	1.2	Interpretation	13
	1.3	Schedules and Exhibits	14
	1.4	Accounting Principles	14

2.	Inventory Loan		14
	2.1	The Inventory Loan	14
	2.2	Use of Proceeds; Netting of Advances	14
	2.3	Evidence of Indebtedness; Note	14
	2.4	Amounts in Excess of Borrowing Base	15
	2.5	Interest	15
	2.6	Payments	15
	2.7	Late Charge	16
	2.8	Loan Costs	16
	2.9	Limitation of Interest; Usury Savings Clause	17
	2.10	Reinstatement of Obligations and Liens	17

3.	Collateral		17
	3.1	Grant of Lien	17
	3.2	[Reserved]	17
	3.3	General and Continuing Lien	17
	3.4	Additional Documents and Future Actions	17
	3.5	Release of Inventory Collateral	18
	3.6	Total Release	18

4.	Conditions Precedent		18
	4.1	Conditions Precedent to the Initial Advance	18
	4.2	Conditions Precedent to Every Advance	19
	4.3	Funding Procedures	20
	4.4	No Waiver	20

5.	General Representations, Warranties and Covenants		20
	5.1	Organization; Power; Authorization	20
	5.2	Provision of Information	20
	5.3	Names and Addresses	21
	5.4	Licenses	21
	5.5	Compliance with Legal Requirements	21
	5.6	Taxes	21
	5.7	Litigation Proceedings	21
	5.8	Pension Plans	21
	5.9	Financial Statement and Financial Condition	22
	5.10	Solvency	22
	5.11	Investment Company	22
	5.12	Enforceability	22

	5.13	No Defaults	22
	5.14	Use of Proceeds/Margin Stock	22
	5.15	Labor Relations	22
	5.16	Broker's Fees	22
	5.17	Inspections	23
	5.18	Books and Records	23
	5.19	Full Disclosure	23
	5.20	Change of Control	23

6.	Representations, Warranties and Covenants With Respect to the Inventory Collateral, the Vacation Club and Component Sites		23
	6.1	Vacation Club Declaration	23
	6.2	Legal Requirements	23
	6.3	Liens	23
	6.4	Other Restrictions	24
	6.5	Inventory Collateral	24
	6.6	Taxes	24
	6.7	Management Agreements	24
	6.8	Cessation of Business	24
	6.9	Pricing	24
	6.10	Transactions with Affiliates	24

7.	Reporting Requirements		24
	7.1	Annual Financial Statements	24
	7.2	Quarterly Financial Statements	24
	7.3	Monthly Borrowing Base Shortfall	25
	7.4	Budgets and Assessments	25
	7.5	Audit Reports	25
	7.6	Notice of Default or Event of Default	25
	7.7	Notice of Claimed Default	25
	7.8	Material Adverse Developments	25
	7.9	Other Information	26

8.	Events of Default		26
	8.1	Payments	26
	8.2	Covenant Defaults	26
	8.3	Warranties or Representations	26
	8.4	Enforceability of Liens	26
	8.5	Involuntary Proceedings	26
	8.6	Proceedings	24
	8.7	Attachment; Judgment; Tax Liens	27
	8.8	Documents	27
	8.9	Material Adverse Effect	27
	8.10	Default by Borrower Under Other Agreements	27
	8.11	Breach of Other Agreements	27
	8.12	Fraud	27
	8.13	Change of Control	27

	8.14	Cessation of Sales or Business	27

9.	Termination of Obligation to Advance/Remedies		27
	9.1	Termination of Obligation to Advance	27
	9.2	Remedies Upon Default	27
	9.3	Sale of Inventory Collateral	28
	9.4	Application of Proceeds	29
	9.5	Delegation of Duties and Rights	29
	9.6	Lender Not in Control	29
	9.7	Rights of Lender Regarding Inventory Collateral	29
	9.8	Waivers	29
	9.9	Cumulative Rights	30
	9.10	Diminution in Value of Collateral	31
	9.11	Discontinuance of Proceedings	31
	9.12	Indemnification of Lender Parties	31

10.	Certain Rights of Lender		31
	10.1	Suits to Protect the Inventory Collateral	31
	10.2	Protection of Inventory Collateral	32
	10.3	Performance by Lender	32
	10.4	No Liability of Lender	32
	10.5	Right to Defend Action Affecting Security	32
	10.6	Indemnities, Loan Costs and Expenses	32
	10.7	Lender's Right of Set-Off	32
	10.8	Assignment of Lender's Interest	32
	10.9	Lender's Appointment as Attorney-in-Fact	33

11.	Miscellaneous		34
	11.1	Notices	34
	11.2	Survival; Continuation and Reliance	35
	11.3	Governing Law; Consent to Jurisdiction	35
	11.4	Invalid Provisions	36
	11.5	Successors and Assigns; Third Party Beneficiaries	36
	11.6	Counterparts; Effectiveness	37
	11.7	Lender Not Fiduciary	37
	11.8	Total Agreement; Amendments	37
	11.9	Consents, Approvals and Discretion	37
	11.10	Litigation	37
	11.11	Consent to Advertising and Publicity of Documents	38
	11.12	Use of Lender's Name	38
	11.13	Control of a Material Party	38
	11.14	Directly or Indirectly	38
	11.15	Sale of Participation Interests in Inventory Loan	38
	11.16	Non-Public Information; Confidentiality	38
	11.17	Headings	38
	11.18	Borrower's Knowledge	38
	11.19	Gender	38

11.20	Time of the Essence	38
11.21	Conflict	38

Schedules

Schedule 5.3	Names and Addresses
Schedule 6.5	Permitted Exceptions to Title

Exhibits

Exhibit A	Form of Request for Inventory Loan Advance

INVENTORY LOAN AND SECURITY AGREEMENT
This INVENTORY LOAN AND SECURITY AGREEMENT (this “Agreement”) is made effective as of May 21, 2012, by and between DPM ACQUISITION, LLC, a Delaware limited liability company (“Borrower”) and RFA PMR LOANCO, LLC, a Delaware corporation (“Lender”). Capitalized terms shall have the meanings give in Section 1 of this Agreement.
RECITALS
WHEREAS, Borrower and PMR Sellers entered into that certain Asset Purchase Agreement dated as of October 24, 2011, as it may be amended from time to time (the “Asset Purchase Agreement (Diamond)”), pursuant to which Borrower has agreed to acquire certain assets of PMR Sellers (as referenced in Section 5 of the Asset Purchase Agreement (Diamond)) pursuant to Section 363 of the Bankruptcy Code (the “Section 363 Sale (Diamond)”);
WHEREAS, Resort Finance America LLC (“RFA”) and PMR entered into that certain Asset Purchase Agreement dated as of October 24, 2011, as it may be amended from time to time (the “Asset Purchase Agreement (RFA)”), pursuant to which RFA has agreed to acquire certain assets of PMR (as referenced in Section 5 of the Asset Purchase Agreement (RFA)) pursuant to Section 363 of the Bankruptcy Code (the “Section 363 Sale (RFA)”);
WHEREAS, on the Closing Date, RFA will assign and transfer all of its rights, title and interest in and to the RFA PMR Owned Vacation Club Loans acquired by RFA pursuant to the Asset Purchase Agreement (RFA) to Lender;
WHEREAS, pursuant to that certain Collateral Recovery and Repurchase Agreement, dated as of the date hereof (the “Repurchase Agreement”), by and among Lender, Borrower and DRFS, Servicer will recover, on behalf of Lender, certain Defaulted VOPs securing such RFA PMR Owned Vacation Club Loans or, at Borrower's election, the RFA PMR Owned Vacation Club Loans secured by such Defaulted VOPs (in either event, collectively, the “Defaulted Receivables”), which Defaulted VOPs will be purchased by Borrower in accordance with the terms thereof;
WHEREAS, Borrower has requested that Lender provide debt financing for a portion of the purchase price of the Defaulted Receivables purchased by Borrower pursuant to the Repurchase Agreement, and Lender has agreed to provide such debt financing on the terms and conditions set forth herein;
WHEREAS, the Pledged Inventory along with other Inventory Collateral serve to secure Borrower's repayment of the Inventory Loan to Lender; and
WHEREAS, the parties hereto desire to be legally bound by the terms and conditions of this Agreement along with all exhibits attached hereto and related contractual agreements referenced herein, the terms and conditions of which are incorporated herein by this reference;
NOW, THEREFORE, for an in consideration of the foregoing Recitals, and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the legal adequacy and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions and Construction.
1.1Definitions. The following words and phrases as used in capitalized form in this

Agreement, whether in the singular or plural, shall have the meanings indicated:
Advance: A portion of the Inventory Loan advanced from time to time by Lender to Borrower in accordance with the terms of this Agreement. For the avoidance of doubt, each Advance represents seller financing provided by Lender to Borrower in connection with Borrower's purchase of Defaulted Receivables pursuant to the Repurchase Agreement, and Lender will in no event make or be obligated to make any cash advance in connection with any Advance or the Inventory Loan. Any reference herein to an Advance or the making of an Advance shall be a reference to a deemed advance of a portion of the Inventory Loan, and not an actual cash advance.
Affiliate: With respect to any Person, any Person or entity controlled by, controlling, or under common control with, such Person.
Aggregate Collateral Value: With respect to any Inventory Loan Tranche and any date of determination, for each Vacation Ownership Point that remains as part of the Pledged Inventory and was financed by the Advance representing such Inventory Loan Tranche, an amount equal to the product of 15% multiplied by the then-current retail selling price of each such Vacation Ownership Point.
Agreement: This Inventory Loan and Security Agreement between Borrower and Lender.
Assessments: The assessments made against each Vacation Ownership Plan and the Owner thereof pursuant to the terms of the Vacation Club Governing Documents.
Asset Purchase Agreement (Diamond): As such term is defined in the Recitals hereto.
Asset Purchase Agreement (RFA): As such term is defined in the Recitals hereto.
Backstop Agreement: That certain Portfolio 1 Backstop Agreement, dated as of the date hereof, by and among Lender, DPM Servicer and Sub-Servicer.
Bankruptcy Code: Title II of the United States Code, 11 U.S.C. §§ 101 et. seq.
Borrower: DPM Acquisition, LLC, a Delaware limited liability company.
Borrowing Base: With respect to an Inventory Loan Tranche, an amount equal to the Aggregate Collateral Value of the Vacation Ownership Points included in the Pledged Inventory relating to such Inventory Loan Tranche.
Borrowing Base Shortfall: With respect to any Inventory Loan Tranche and a Monthly Payment Date, the amount by which the unpaid principal balance of such Inventory Loan Tranche exceeds the Borrowing Base of such Inventory Loan Tranche as of the first (1st) day of the calendar month immediately prior to such Monthly Payment Date.
Business Day: Each day which is not a Saturday or Sunday or a day on which national banks are legally closed for business in New York, New York or Las Vegas, Nevada.
Change of Control: If DRC ceases to own, directly or indirectly, 100% of Borrower.
Closing Date: The date on which the asset sale transactions contemplated by the Section 363 Sale (Diamond) and the Section 363 Sale (RFA) are consummated.
Component Site: A time-share resort at which Resort Accommodations may be reserved in connection with the Vacation Club Program.
Component Site Association: With respect to any Component Site, the related “Underlying Association” as such term is defined in the Vacation Club Declaration.
Component Site Declaration: With respect to any Component Site, the related “Underlying Plan” as such term is defined in the Vacation Club Declaration.
Debtor Relief Law: Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.
Default: An event or condition, the occurrence of which immediately is or, with the passage of time or the giving of notice or both, becomes an Event of Default.
Default Rate: The Inventory Loan Interest Rate plus four percent (4%) per annum, provided that, the Default Rate shall not exceed the highest lawful rate.
Defaulted Receivables: As such term is defined in the Recitals hereto.
Defaulted VOPs: As such term defined in the Repurchase Agreement.
Diamond Points: As such term is defined in Section 3.7.
DPM Servicer: Borrower in its capacity as “DPM Servicer” under the Servicing Agreements, together with its successors and permitted assigns in such capacity.
DRC: Diamond Resorts Corporation, a Maryland corporation, and its successors or assigns.
DRFS: Diamond Resorts Financial Services, Inc., a Nevada corporation, and its successors or assigns.
DRC Affiliates: DRFS and any other Person that is an Affiliate of DRC or DRFS which enter into a Material Agreement with the Borrower in connection with the Vacation Club, a Component Site, the Vacation Club Association, a Component Site Association or this Agreement.
Event of Default: Each event described in Section 8.
Financial Statements: The monthly, quarterly and annual balance sheets, results of operations and statements of income and expense, and the related notes and schedules, required to be provided to Lender under this Agreement.
GAAP: Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.
Governing Documents: The certificate or articles of incorporation or formation, bylaws, partnership agreement, joint venture agreement, trust agreement, operating agreement or other organization or governing documents of any Person.

Indemnified Lender Parties: Lender and all participants acquiring any interest in the Inventory Loan, and all of their parents, subsidiaries, affiliates, officers, directors, agents, employees and representatives, as well as their respective heirs, personal representatives, successors and assigns.
Inventory Collateral: Collectively, all now owned or hereafter existing or acquired right, title and interest of Borrower in and to all of the following:
(a)All existing and future Pledged Inventory, and all extensions, betterments, substitutions and replacements thereof;
(b)All existing and future documents, instruments, accounts, chattel paper, rights to proceeds and general intangibles relating to the Pledged Inventory;
(c)All existing and future books, records, reports, computer tapes, computer disks and software relating exclusively to the Pledged Inventory or any other Inventory Collateral;
(d)All existing and future rights of Borrower as the owner of the Pledged Inventory, including without limitation all rights of an owner of Vacation Ownership Points under the Vacation Club Governing Documents;
(e)All existing and future cash, money, deposit accounts collection accounts, clearing accounts, escrow accounts or reserve account into which cash or proceeds from Pledged Inventory sales are deposited at any time, and all rights of setoff, and all benefits, claims, accounts, accounts receivables general intangibles, choses in action, claims, credits, balance and proceeds relating thereto or deriving therefrom prior to the release of such Pledged Inventory from the Lien of the Lender; and
(f)All products and proceeds of the foregoing.
Inventory Loan: The non-revolving credit inventory loan facility to be advanced on the terms set forth in this Agreement.
Inventory Loan Interest Rate: A variable rate, adjusted as of the first day of each calendar month, equal to the sum of LIBOR as of the first day of the applicable calendar month, plus 6.00% per annum; provided that LIBOR, when used to calculate the Inventory Loan Interest Rate, shall never be less than 2.00% nor greater than 4.00% per annum.
Inventory Loan Maturity Date: With respect to any Inventory Loan Tranche, the earlier to occur of (x) the date that is seven (7) years following the date on which the related Advance is made and (y) the date on which the entire outstanding principal amount of the Inventory Loan is required to be repaid pursuant to the terms of this Agreement, whether by acceleration or otherwise.
Inventory Loan Note: That certain “Inventory Loan Promissory Note” dated as of the Closing Date evidencing Borrower's obligation to repay the Inventory Loan, executed by Borrower and payable to the order of Lender, as it may be amended, modified or restated from time to time.
Inventory Loan Tranche: Each portion of the Inventory Loan represented by an Advance made on the Closing Date or a Repurchase Date.
Legal Requirements: All federal, state and local ordinances, laws, regulations, orders, judgments, decrees, determinations and other legal restrictions governing the Vacation Club, any Component Site, the Material Parties, their businesses or operations, the sale of Vacation Ownership Plans in the Vacation Club, the financing of sales of Vacation Ownership Plans in the Vacation Club, the marketing of Vacation Ownership Plans in the Vacation Club and all matters related thereto.
Lender: RFA PMR, in its capacity as Lender hereunder, its successors and assigns.

LIBOR: The rate that is published on the Effective Date in the “Money Rates” section of The Wall Street Journal as the London Interbank Offered Rates (LIBOR), and shall be adjusted as of the first day of each calendar month hereafter to the rate published as the London Interbank Offered Rates (LIBOR) in the “Money Rates” section of the Wall Street Journal on the first day on which an edition of the Wall Street Journal is published during the month. In the event that the Wall Street Journal is no longer published or the London Interbank Offered Rates (LIBOR) is not published in the Wall Street Journal, Borrower and Lender will agree on a substitute source for determining LIBOR or a rate comparable thereto.
Lien: Any interest in real, personal or intangible property securing an obligation owed to, or claimed by, a Person other than the owner of the real, personal or intangible property, whether such interest is based on the common law, statute or contract, and including, but not limited to attachments, judgments or tax liens and the security interest or lien arising from a security agreement, assignment, mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt of a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property.
Loan Costs: All reasonable out-of-pocket costs, expenses and fees incurred by or on behalf of Lender in connection with the Inventory Loan, including without limitation, those related to enforcing this Agreement and all other Loan Documents including, but not limited to: (a) the reasonable legal fees, expenses and disbursements of Lender's counsel; (b) all costs, fees and expenses relating to any Advances, amendments, waivers or consents; and (c) all costs, fees and expenses of every kind and character incurred in (i) the enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents, including the costs of appeal, and (ii) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Borrower or Lender arising out of this transaction or the preservation and protection of the Inventory Collateral securing the Obligations or Advances made hereunder. Notwithstanding the foregoing to the contrary, Lender agrees not to include any third-party monitoring or consulting costs unless such costs are incurred from and after the occurrence and continuance of an Event of Default. Further, Lender shall not include any Lender's costs incurred in PMR's bankruptcy, including Lender's legal fees, but Lender may include, as part of Loan Costs hereunder, and Borrower shall promptly pay upon submission of an invoice therefor, the legal fees and reasonable costs and disbursements of Willkie Farr & Gallagher LLP incurred in connection with the negotiation, drafting, review and execution of this Agreement, the Repurchase Agreement and the other Loan Documents (but exclusive of the Servicing Agreements and the Backstop Agreement).
Loan Documents: Collectively, this Agreement, the Inventory Loan Note, the Release, financing statements covering the Inventory Collateral, to be filed from time to time in all offices necessary to perfect Lender's Liens in the Inventory Collateral, and such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Obligations, to evidence and perfect the rights and Liens of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.
Management Agreements: The existing management agreements and/or sub-management agreements entered into by the Vacation Club Association (or, with respect to any Component Site, the related Component Site Association), pursuant to which the Vacation Club Manager or such other applicable Person is to provide management and other services with respect to the Vacation Club and/or Component Sites as contemplated by the Vacation Club Governing Documents.
Material Adverse Effect: A material adverse effect on any of the following: (a) the property, business, operations or financial condition of Borrower, (b) the ability of Borrower or a Material Party to perform each of their respective obligations under any of the Loan Documents, (c) the legality, validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, or (e) the validity, perfection or priority of a Lien in favor of the Lender on any material part of the Inventory Collateral.
Material Agreement(s): (a) The Vacation Club Governing Documents, (b) each Management Agreement, and (c) all other contracts, agreements and arrangements relating to the transactions between Borrower and Lender as contemplated by this Agreement involving payments in excess of $200,000 in any one year period; as such contracts, agreements and arrangements may be amended, restated, extended or supplemented from time to time and any new contracts, agreements or arrangements entered into in place of or in addition thereto, which in the case of subsection (c) must be in form and content reasonably acceptable to Lender.
Material Party: Borrower, DRC and any other DRC Affiliate directly involved in the business of Borrower.
Monthly Amortization Payment: With respect to any Inventory Loan Tranche, the lesser of (x) an amount equal to (i) the outstanding principal balance of such Inventory Loan Tranche as of the first day of the calendar month immediately preceding the 25th Monthly Payment Date following the date on which the related Advance was made, divided by (ii) 60, and (y) the outstanding principal balance of such Inventory Loan Tranche.
Monthly Amortization Period: With respect to any Inventory Loan Tranche, the period commencing on the 25th Monthly Payment Date following the date on which the related Advance was made, and ending on the earlier of (x) the applicable Inventory Loan Maturity Date and (y) the date on which such Inventory Loan Tranche has been repaid in full.
Monthly Payment Date: The fifth (5th) day of each calendar month or, if such day is not a Business Day, the next following Business Day.
Obligations: All amounts due or becoming due to Lender in respect of the Inventory Loan, and any of the Loan Documents, including principal, interest, late charges and Loan Costs incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to this Agreement or any of the Loan Documents, and the prompt and complete payment and performance by Borrower of all covenants, obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents.
Owner: Any Person who owns one or more Vacation Ownership Plans and Borrower with respect to all Vacation Ownership Points that have been reacquired by Borrower or an Affiliate of Borrower in connection with Borrower's purchase of Defaulted Receivables.
Permitted Exceptions: Those permitted Liens and exceptions to title to the Inventory Collateral described on Schedule 6.5 attached hereto.
Per Point Release Fee: With respect to any Inventory Loan Tranche, an amount equal to (i) the initial outstanding principal balance of the Advance made in respect of such Inventory Loan Tranche divided by (ii) the number of Vacation Ownership Points financed by such Advance at the time of Borrower's purchase of the Defaulted Receivables.
Person: An individual, a government or any agency or subdivision thereof, a corporation, partnership, trust, unincorporated organization, association, joint stock company, limited liability company or other legal entity.

Pledged Inventory: Any Vacation Ownership Point recovered in respect of a Defaulted Receivable purchased by Borrower from Lender (including, as applicable, any and all right, title interest in and to the Vacation Ownership Plan (if any) relating to such Vacation Ownership Points).
PMR: Pacific Monarch Resorts, Inc., a California corporation.
PMR Sellers: Each of PMR, Vacation Interval Realty, Inc., Vacation Marketing Group, Inc., MGV Cabo, LLC, Desarrollo Cabo Azul, S. de R.L. de C.V. and Operadora MGVM S. de R.L. de C.V.
Public Offering Statement: Collectively, the approved public report, permit or public offering statement for the Vacation Club or a Component Site in each jurisdiction in which sales of Vacation Ownership Plans are made or the Vacation Club or Component Sites are otherwise required to be licensed, approved or registered.
Register: The meaning set forth in Section 10.8(b).
Reimbursement Agreement: That certain Reimbursement Agreement dated as of October 24, 2011, by and between Borrower, as buyer, and Lender, as obligor.
Release: A form of release of Lender's Lien approved as of the Closing Date by Borrower, Lender and First American Title Insurance Company, as it may be amended, modified or restated from time to time, which Release shall be used by Lender to release its Lien on Inventory Collateral pursuant to Sections 3.4 and 3.5 herein.
Repurchase Agreement: As such term is defined in the Recitals hereto.
Repurchase Date: Each day on which the Borrower purchases Defaulted Receivables from Lender pursuant to, and in accordance with the terms and conditions set forth in, the Repurchase Agreement.
Resort Accommodations: As such term is defined in the Vacation Club Declaration.
RFA PMR: RFA PMR LoanCo, LLC, a Delaware limited liability company, its successors and assigns.
RFA PMR Owned Vacation Club Loan(s): One or more Vacation Club Loans which at any time make up RFA PMR's receivables portfolio related to the Vacation Club, title to all of which Vacation Club Loans is owned by RFA PMR as of the Closing Date pursuant to the Section 363 Sale Agreement (RFA).
SCRA: The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act.
Section 363 Sale (Diamond): As such term is defined in the Recitals hereto.
Section 363 Sale (RFA): As such term is defined in the Recitals hereto.
Servicer: DPM Servicer and Sub-Servicer, collectively.
Servicing Agreements: Each of the Portfolio 1 Servicing Agreement and Portfolio 2 Servicing Agreement, dated as of the date hereof, by and among Lender, DPM Servicer and Sub-Servicer.
Sub-Servicer: DRFS in its capacity as “Sub-Servicer” under the Servicing Agreements, together with its successors and permitted assigns in such capacity.
Taxes: All real property, personal property, withholding, payroll, business, profits, income, sales, transfer, general intangible, mortgage, documentary, recording, ad valorem and other taxes and assessments (exclusive, solely for purposes of any indemnification obligation of Borrower hereunder, of any Taxes for which Borrower is not responsible under the Reimbursement Agreement).
Vacation Club: Monarch Grand Vacations, the vacation ownership program established pursuant to the Vacation Club Declaration.
Vacation Club Association: Monarch Grand Vacations Owners Association, a California nonprofit, mutual benefit corporation.
Vacation Club Declaration: The Master Declaration of Restrictions and Bylaws for Monarch Grand Vacations dated as of December 15, 1998.
Vacation Club Governing Documents: The Vacation Club Declaration, each Component Site Declaration, the Governing Documents of the Vacation Club Association, the Governing Documents of each Component Site Association, any and all rules and regulations from time to time adopted by the Vacation Club Association (or, with respect to a Component Site, the related Component Site Association), the Vacation Club Development Agreement and the Vacation Club Trust Agreement, as each may be amended from time to time.
Vacation Club Loan: One or more loans to a Vacation Club Member and secured by the related Vacation Ownership Plan, which results from the sale of a Vacation Ownership Plan to such Vacation Club Member.
Vacation Club Manager: With respect to the Vacation Club, the related managing agent or subagent engaged by the Vacation Club Association for the management and administration of the Vacation Club.
Vacation Club Member: An Owner of a Vacation Ownership Plan (other than Borrower).
Vacation Club Trust: The trust created pursuant to the terms of the Vacation Club Trust Agreement and for which the Vacation Club Trustee is the trustee.
Vacation Club Trust Agreement: That Trust Agreement dated as of December 15, 1998, and settled by Borrower, pursuant to which Vacation Club Trustee holds title to the Resort Accommodations which have been dedicated to the Vacation Club for the benefit of Vacation Club Members which are not coupled with an interest in real property.
Vacation Club Trustee: The trustee under the Vacation Club Trust Agreement.
Vacation Ownership Plan: As defined in the Vacation Club Declaration and including any appurtenant Vacation Ownership Points.
Vacation Ownership Point(s): As defined in the Vacation Club Declaration; provided, that for purposes of the Loan Documents, any reference to Vacation Ownership Points shall, as applicable, include the beneficial ownership interest in the Vacation Club Trust associated therewith.
1.2Interpretation. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term

“including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall “continue” or be “continuing” until such Event of Default has been cured (if capable of cure) or otherwise waived in writing by Lender. Section, subsection, clause, schedule, and exhibit references are to sections, subsections, clauses, schedules and exhibits in this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement, any of the Loan Documents or any other document or agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, supplements, and restatements thereto and thereof, as applicable.
1.3 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement, as they may from time to time be amended or restated, shall be deemed incorporated herein by reference.
1.4    Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
2.Inventory Loan.
2.1    The Inventory Loan. Upon and subject to the conditions set forth in this Agreement, Lender shall make the following Advances under the Inventory Loan to Borrower and Borrower shall borrow from Lender the amount of such Advances subject to Lender's Lien pursuant to the terms of this Agreement and the Loan Documents.
(a)Closing Date Advance. If requested by Borrower, Lender shall make an Advance on the Closing Date in an aggregate principal amount equal to the product of (i) $6.75, (ii) 90% and (iii) the aggregate Defaulted VOPs represented by, evidencing or securing the Defaulted Receivables purchased by Borrower on the Closing Date pursuant to the Repurchase Agreement.
(b)Quarterly Advances. Lender shall make an Advance on each quarterly Repurchase Date in an aggregate principal amount equal to the product of (i) $6.75, (ii) 90% and (iii) the aggregate Defaulted VOPs represented by, evidencing or securing the Defaulted Receivables purchased by Borrower on such Repurchase Date pursuant to the Repurchase Agreement.
(c)No Obligation to Repurchase Absent Advance. Lender and Borrower agree that Borrower has no obligation to repurchase any Defaulted Receivable in the absence of an Advance to finance such repurchase.
2.2    Use of Proceeds; Netting of Advances.
(a)    Borrower agrees to use the proceeds of Advances under the Inventory Loan solely to acquire Defaulted Receivables from Lender pursuant to the Repurchase Agreement. If Borrower uses any proceeds of Advances under the Inventory Loan for purposes not permitted under this Agreement, as determined by Lender in its sole discretion, Lender shall have no obligation to make any further Advances under the Inventory Loan. Additionally, and notwithstanding anything to the contrary which may be contained herein or in the other Loan Documents, if Lender declines to make an Advance requested by Borrower, Borrower shall not be obligated to purchase the related Vacation Ownership Points associated with an Defaulted Receivable, absent such Advance.
(b)    It is understood and agreed that because Lender is providing seller financing for Borrower's purchase of Defaulted Receivables from Lender, all Advances shall be netted against the total purchase price of the Defaulted Receivables being purchased on the applicable Repurchase Date, and Lender shall have no obligation to provide Borrower with any cash advance or other cash proceeds in respect of any Advance. Any reference herein to the “proceeds” of an Advance shall be to the deemed proceeds of such Advance, not to actual cash proceeds.
2.3    Evidence of Indebtedness; Note.

(a) Book Entry; Inventory Loan Note. The Inventory Loan made by Lender shall be evidenced by one or more accounts or records maintained by Lender and evidenced by one or more entries in the Register maintained by Lender, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for Borrower, in each case in the ordinary course of business. The accounts or records maintained by Lender shall be prima facie evidence absent manifest error of the aggregate amount of the Loan made by Lender to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Inventory Loan. At closing, Borrower shall execute and deliver to Lender an Inventory Loan Note payable to Lender, which shall evidence the Loan in addition to such accounts or records.
(b)    Use of Register. In addition to the accounts and records referred to in Section 2.3(a), Lender shall maintain, in accordance with its usual practice, accounts or records and entries in the Register evidencing any assignments or participations in the Loan. Entries made in good faith by Lender in the Register pursuant to Sections 2.3(a) and (b) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from Borrower to Lender and under this Agreement, absent manifest error; provided that the failure of Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of Borrower under this Agreement and the other Loan Documents.
2.4    Amounts in Excess of Borrowing Base. Notwithstanding anything herein or elsewhere to the contrary, Borrower shall not be entitled to, and Lender shall have no obligation to make, any Advance under the Inventory Loan which would cause the outstanding principal balance of the Inventory Loan to exceed the Borrowing Base (taking into account the Vacation Ownership Points to be included in the Pledged Inventory on the applicable Repurchase Date). Lender shall have the right, but not the obligation, to fund amounts in excess of the Borrowing Base from time to time to pay accrued and unpaid interest, to pay fees due under the Loan Documents (including late charges pursuant to Section 2.7), to pay Loan Costs (including pursuant to Section 2.8) or indemnification obligations of Borrower under the Loan Documents, or to correct or cure any Event of Default. Borrower agrees that the correcting or curing by Lender of an Event of Default shall not cure the Event of Default under this Agreement. Such excess amounts funded by Lender shall be deemed evidenced by the Inventory Loan Note, to the fullest extent possible, and then by this Agreement, shall bear interest at the Inventory Loan Interest Rate and shall also be secured by the Inventory Collateral and the other Loan Documents. All of the excess amounts described above are not refundable in whole or in part.
2.5    Interest.
(a)    Accrual of Interest. The outstanding principal balance of each Inventory Loan Tranche included in the Inventory Loan shall bear interest in arrears at the Inventory Loan Interest Rate. All of such interest shall be due and payable as set forth in Section 2.6(a). The outstanding principal balance of the Inventory Loan Tranche shall bear interest as of the date of the related Advance through Lender's receipt of repayment of such Inventory Loan Tranche. If any payment is received by Lender later than 2:00 p.m., Eastern Time, then interest accrual shall be through the next Business Day following such receipt. Interest shall accrue on all sums otherwise payable by Borrower to Lender under the Loan Documents, upon the occurrence of an Event of Default or at any time thereafter, or after the applicable Inventory Loan Maturity Date, at Lender's sole election, at the Default Rate. Borrower acknowledges and agrees that the Default Rate is reasonable in light of the increased risk of collection after the occurrence of an Event of Default. Any judgment obtained by Lender for any Obligations of Borrower with respect to the Inventory Loan shall accrue interest at the Default Rate until paid.
(b)    Actual/360. Interest shall be calculated on the basis of a year of three hundred sixty (360) days and charged upon the actual number of days elapsed.
2.6    Payments.
(a)    Inventory Loan. Borrower agrees punctually to pay or cause to be paid to

Lender when due all principal and interest due in respect of the Inventory Loan and all other Obligations related to the Inventory Loan or provided for under the Loan Documents. Borrower agrees to make the following payments on the Inventory Loan:
(i)Interest. Interest only on the outstanding principal balance of each Inventory Loan Tranche shall accrue and is payable quarterly on the Monthly Payment Date occurring in each of January, April, July and October for the term of the Inventory Loan.
(ii)Principal.
(A)Payment in Full at Maturity. The outstanding principal balance of each Inventory Loan Tranche, all accrued and unpaid interest thereon and all other sums due in connection therewith shall be payable in full, if not, earlier paid pursuant to the terms of this Agreement and the other Loan Documents, on the applicable Inventory Loan Maturity Date.
(B)Mandatory Monthly Amortization. On each Monthly Payment Date, Borrower shall pay Lender an amount equal to the aggregate Monthly Amortization Payments due and owing in respect of each Inventory Loan Tranche for which the Monthly Amortization Period has commenced.
(C)Borrowing Base Shortfall Payments. On each Monthly Payment Date, Borrower shall pay Lender the amount of any Borrowing Base Shortfall as a mandatory prepayment of the related Inventory Loan Tranche.
(iii)Voluntary Prepayment of Inventory Loan. Borrower may prepay any Inventory Loan Tranche, in whole or in part, at any time without premium or penalty. In connection therewith, Borrower may pay, as Per Point Release Fees for any Inventory Loan Tranche, an amount in excess of the principal otherwise payable pursuant to this Section 2.6(a) in respect of such Inventory Loan Tranche.
(b)    Application of Payments. Unless an Event of Default has occurred and continues uncured, all payments received by Lender with respect to the Inventory Loan shall be applied by Lender to the Obligations in the following order: (a) to the payment of Loan Costs, late charges, reimbursement obligations and indemnity obligations then due and payable or otherwise then owed to Lender under the Loan Documents, (b) to the payment of any accrued and unpaid interest on the Inventory Loan, and (c) to the reduction of the principal balance of the Inventory Loan (such amounts to be applied to each Inventory Loan Tranche pro rata based upon the amounts then due and payable with respect thereto on the applicable Monthly Payment Date). Upon the occurrence of an Event of Default and while such Event of Default continues uncured, such payments received by Lender may be applied by Lender to the Obligations in such order of priority and in such amounts as Lender may elect in its sole discretion.
2.7    Late Charge. In the event that any payment required hereunder is not received by Lender within five (5) days after the due date, Lender may charge Borrower a late charge equal to five percent (5%) of such past due payment to defray the expenses incident to handling such delinquent payments, and to compensate Lender for the harm and damages related to such late payments. Borrower hereby acknowledges and agrees that such late charges are reasonable in light of the anticipated and the actual harm caused by the late payments; the difficulties of proof of loss, harm and damages; and the inconvenience and non-feasibility of Lender otherwise obtaining an adequate remedy. Borrower agrees that such late charges are imposed as reasonable liquidated damages and not as a penalty.
2.8    Loan Costs. Borrower agrees to pay to Lender all Loan Costs upon notice from Lender that any such Loan Costs are due and payable. If Borrower fails to pay any of such Loan Costs, Lender may at its option, but shall not be required to, pay the same and Borrower agrees to reimburse Lender immediately for such amount with interest accruing on such amount at the Default Rate for the Inventory Loan until paid. All Loan Costs and all other sums which Borrower is required to reimburse Lender shall be included as part of the Obligations and shall be secured by the Inventory Collateral. The provisions of this Section 2.8 shall survive termination of this Agreement.

2.9    Limitation on Interest; Usury Savings Clause. Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Loan or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever fulfillment of any provision hereof of the Inventory Loan Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of or the Inventory Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Inventory Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Inventory Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as “interest”) including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of this Agreement, the Inventory Loan Note, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section 2.9, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section 2.9 shall never be superseded or waived unless there is a written document executed by Lender and Borrower, expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.
2.10    Reinstatement of Obligations and Liens. Borrower agrees that, to the extent any payment or payments are made on any Obligations and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or any part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made, and the Liens in favor of Lender encumbering the Collateral shall continue to secure such revived and reinstated Obligations.
3.Collateral.
3.1    Grant of Lien. To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender a continuing first priority Lien against the Inventory Collateral.
3.2    [Reserved].
3.3    General and Continuing Lien. All Liens against the Inventory Collateral in favor of Lender shall be first priority Liens. Borrower and Lender hereby agree that this Agreement shall be deemed to be a security agreement under the Uniform Commercial Code of the state of New York. Accordingly, in addition to any other rights and remedies available to Lender hereunder, Lender shall have all the rights of a secured party under the Uniform Commercial Code of the state of New York, all at Lender's sole election. Subject to the release provisions in Sections 3.4 and 3.5 herein, the above-described Liens shall continue in full force and effect until all Obligations have been fully and finally paid, performed and satisfied.
3.4    Additional Documents and Future Actions. Borrower agrees, at its sole cost, to take such actions and provide Lender from time to time with such agreements, financing statements and additional instruments, documents (including deeds, assignments and mortgages) or information as Lender may in its discretion deem reasonably necessary or advisable to perfect, protect, maintain or enforce its Lien against the Inventory Collateral, to permit Lender to protect or enforce its interest in the Inventory Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Lender and any officer of Lender as its attorney-in-fact, with full power of substitution, to take such actions as Lender may deem advisable (i) to protect the Inventory Collateral and its interests thereon and its rights hereunder, to file at Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Lender to establish, maintain and protect a continuously perfected Lien against the Inventory Collateral, and (ii) to execute on Borrower's behalf such other documents and notices as Lender may deem advisable from and after the occurrence of an Event of Default to protect the Inventory Collateral and its interests therein and its rights hereunder.
3.5    Release of Inventory Collateral.
(a)Amortization. Upon the reduction of the outstanding principal balance of an Inventory Loan Tranche on any Monthly Payment Date, Borrower shall be entitled to release of Vacation Ownership Points comprising a portion of the Pledged Inventory in a number equal to the principal so repaid divided by the Per Point Release Fee; provided, than no Vacation Club Point may be released in part due to any fraction remaining from such calculation.
(b)General Provisions. Borrower shall provide Lender with all documents and information reasonably requested by Lender in connection with any Pledged Inventory proposed to be released, including without limitation, information regarding any applicable sales price of such Pledged Inventory. Any obligation of Lender to release any Pledged Inventory from the Lien granted hereunder shall be subject to satisfaction of all of the following conditions:
(i)Lender has not accelerated repayment of the Obligations pursuant to Section 9.2 hereof;
(ii)All costs and expenses of such release shall be paid by Borrower, including all costs related to the preparation and recording of the Release and all costs, expenses and reasonable attorneys' fees of Lender; and
(iii)Lender shall have received the required Per Point Release Fee for the Vacation Club Points being released.
(c)Upon satisfaction of the provisions set forth in Section 3.5(b)(i), (ii) and (iii) above, Lender shall promptly execute and deliver all applicable Releases to Borrower.
3.6    Total Release. In the event that all Obligations are fully satisfied and Lender and all affiliates of Lender have no further obligation to make any Advances to Borrower or to any wholly-owned Affiliate of Borrower, then Lender shall promptly execute and deliver all Releases required to release all of the remaining Pledged Inventory (if any) from the Lien granted hereunder.
4.Conditions Precedent.
4.1    Conditions Precedent to the Initial Advance. The obligation of Lender to enter into this Agreement and to make the initial Advance hereunder shall be subject to the satisfaction, at Lender's sole discretion, of each of the following conditions precedent. To the extent that the conditions involve the delivery to Lender of any documents or other due diligence items, such documents and items shall be in form and content reasonably acceptable to Lender. Lender, at its sole discretion, may elect to waive any of these conditions or require that they be satisfied after closing hereunder.
(a)Loan Documents. Borrower shall execute and deliver to Lender, or cause to be executed and delivered, as the case may be, all of the Loan Documents. All Loan Documents shall be satisfactory in form and substance to Lender and Lender's counsel. Borrower's obligation to repay the Inventory Loan shall be evidenced by the Inventory Loan Note.
(b)Opinion of Counsel. Lender shall have received from counsel or counsels acceptable to Lender, a closing opinion in form and substance satisfactory to Lender dated as of the Closing Date, covering such items as may be required by Lender.

(c)Governing Documents. Lender shall have received and approved copies of the Governing Documents of Borrower and any DRC Affiliate and any amendments thereto, all certified to be true and complete by the Secretary of State of each applicable state of formation and by an officer, manager, partner or member of each such Person.
(d)Good Standing Certificates. Lender shall have received and approved current good standing certificates for each of Borrower and any DRC Affiliate issued by the Secretary of State of the state of formation of such entities.
(e)Resolutions. Lender shall have received and approved all resolutions and consents of the governing Persons of Borrower and any DRC Affiliate, authorizing the execution of all Loan Documents to which each is a party and authorizing performance of all obligations thereunder.
(f)Financing Statements. Lender shall have received acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that Lender may deem necessary or desirable in order to perfect the liens created hereunder and under any other Loan Document, covering the Inventory Collateral described herein and/or any other Loan Document.
(g)Expenses. Borrower shall have paid all Loan Costs required to be paid prior to or at closing pursuant to this Agreement.
(h)Closing Checklist. All of the conditions precedent and all of the documents, as reflected on Lender's closing checklist delivered in connection with this Agreement, shall have been satisfied (or waived by Lender, as applicable) or delivered to Lender in form and content satisfactory to Lender.
(i)Miscellaneous. Lender shall have received from Borrower such other documents, instruments, certificates or other items as Lender shall have reasonably requested.
4.2    Conditions Precedent to Every Advance. The obligation of Lender to enter into this Agreement and to make each Advance hereunder shall be subject to the satisfaction, at Lender's sole discretion, of each of the following conditions precedent. To the extent that the conditions involve the delivery to Lender of any documents or other due diligence items, such documents and items shall be in form and content acceptable to Lender. Lender, at its sole discretion, may elect to waive any of these conditions or require that they be satisfied after closing hereunder.
(a)    Requests for Inventory Loan Advances. Not less than five (5) Business Days prior to the date of any Advance under the Inventory Loan, Lender shall have received and approved a duly completed and executed Request for Inventory Loan Advance in the form attached hereto as Exhibit B together with any applicable attachments, schedules and supporting materials as specified in such form. Lender shall review such request and accompanying materials, and Borrower shall cooperate with Lender in providing any additional information reasonably required by Lender to reconcile the requested Advance and the related Defaulted Receivables being purchased by Borrower on the applicable Repurchase Date.
(b)    Event of Default. No Event of Default shall have occurred and be continuing, or would result from the closing of the transactions contemplated herein.
(c)    Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents and in any certificates delivered to Lender in connection with the Advance shall be true and correct in all material respects, and all covenants and agreements to have been complied with and performed by the Material Parties shall have been fully complied with and performed to the satisfaction of Lender.
(d)    Purchase of Defaulted Receivables. All conditions precedent required to be satisfied by Borrower or otherwise waived by Lender pursuant to the Repurchase Agreement with respect to the related Repurchase Date shall have been so satisfied or waived (including, without limitation, the receipt by Lender of the portion of the related purchase price not financed hereunder).
(e)    Date of Advance. The date on which such requested Advance is to be made shall be a Business Day.

(f)    Loan Costs. Borrower shall have paid all Loan Costs then due and payable and required to be paid by Borrower pursuant to this Agreement.
(g)    Other. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Lender.
(h)    No Obligation to Fund After Filed Liens. Lender shall have no obligation to advance any monies or make any Advance at any time when there is a claim of Lien filed of record against any of the Inventory Collateral which has not been paid, transferred to other security or otherwise satisfactorily discharged, bonded over or contested. Lender's commitment to make Advances hereunder shall at no time be subject to or liable to attachment or levy by any creditor of Borrower or any third party. No such Persons are intended to be third party beneficiaries of this Agreement or any documents or instrument related to the Inventory Loan or to have any claim or claims in or to any undisbursed or retained Inventory Loan proceeds.
4.3    Funding Procedures. The making of Advances shall be in accordance with such additional procedures as Lender may reasonably require.
4.4    No Waiver. Except as otherwise expressly waived in a writing signed by Lender, by completing the closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender. No Advance shall constitute a waiver of any condition of Lender's obligation to make further Advances.
5.General Representations, Warranties and Covenants. As an inducement to Lender to make Advances to Borrower, Borrower hereby represents and warrants to Lender and covenants with Lender as follows:
5.1    Organization; Power; Authorization.
(a)Each of Borrower and any DRC Affiliate that is party to a Material Agreement (i) is duly formed and organized, validly existing and in good standing under the laws of the state of its formation, duly licensed, qualified or registered and in good standing under the laws of each other jurisdiction in which the character or location of its assets or the business transacted by it requires such licensing, qualification or registration, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (ii) has full power and lawful authority and has been duly authorized by all requisite actions by its owners, officers, partners, directors or other governing Persons, as applicable, to own such assets, to transact such business (as now being conducted or as proposed to be conducted) and to enter into and perform its obligations under all Loan Documents and Material Agreements to which it is a party and without violation of any Governing Documents of such Person.
(b)Borrower shall maintain, and shall cause each DRC Affiliate that is party to a Material Agreement to maintain, its existence, good standing and due licensing, qualification and registration in the state of its current organization and in each other jurisdiction in which the character or location of its assets or the business transacted by it requires such licensing, qualification or registration.
(c)Except as provided in Section 5.2(b), Borrower shall not dissolve or consolidate or merge with or into any other Person or agree to have any other Person merge with or into Borrower.
5.2    Provision of Information. Upon the reasonable request of Lender, Borrower shall provide the following information to Lender (or, to the extent any such information is not within the control of Borrower or any DRC Affiliate, to use its reasonable commercial efforts to obtain and provide such information), provided, that Borrower shall not be obligated to incur unreasonable cost or expense in obtaining or providing such information:
(a)    Information relating to (i) the identity of all DRC Affiliates involved in the operation or management of the Vacation Club or related Resort Accommodations, and (ii) the ownership of all interests in Borrower.
(b)    Books, records and files relating to the Vacation Club and each Component

Site and the sales of Vacation Ownership Plans.
(c)    True and correct copies (including any amendments, modifications or supplements thereto) of (a) the Vacation Club Governing Documents, and (b) to the extent any Material Party is a party, each Management Agreement.
(d)    Information enabling Lender to confirm that the number of Vacation Ownership Points appurtenant to all Resort Accommodations dedicated to the Vacation Club and legally conveyed to the Vacation Club Association, as Trustee, equals or exceeds the number of Vacation Ownership Points appurtenant to Vacation Club memberships outstanding at all times (the “One-to-One Ratio"), including details on the Resort Accommodations which make up the Vacation Club and the Vacation Ownership Plans of Members in good standing and available for use on an annual basis.
(e)    Information relating to insurance maintained or required to be maintained for each Component Site, including certificates of insurance issued by insurance companies, enabling Lender to confirm that such insurance is maintained in amounts, in form and in substance, and with expiration dates, commensurate with industry standards and consistent with past practice by DRC Affiliates in respect of timeshare resorts similar in kind and quality to the Resort Accommodations.
5.3    Names and Addresses.
(a)    Schedule 5.3 sets forth all names currently used by Borrower, together with all business addresses currently used by Borrower, at which any of the Inventory Collateral is located or at which any books and records of Borrower are located.
(b)    Borrower shall not change its name or change any location at which it does business, at which any physical Inventory Collateral is located or where any of its books and records are located without at least forty five (45) days' prior written notice to Lender.
5.4    Licenses.
(a)    Each of Borrower and any DRC Affiliate that is party to a Material Agreement has all licenses necessary to own its assets, to conduct its business, as now being conducted or as proposed to be conducted and to enter into and perform its obligations under all Loan Documents and Material Agreements to which it is a party. All of such licenses are presently in full force and effect with no action or proceeding pending or threatened which challenges or seeks to revoke, terminate or modify any such license.
(b)    Borrower shall maintain and shall cause each DRC Affiliate that is party to a Material Agreement to maintain and keep in full force and effect all of such licenses described in subsection (a) above.
5.5    Compliance with Legal Requirements. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party do not violate any applicable Legal Requirements.
5.6    Taxes. Borrower shall file and shall cause each Material Party to file all tax returns required to be filed by Borrower and each such Material Party on a timely basis and Borrower shall pay and shall cause each Material Party to pay when due all Taxes payable by Borrower and such Material Party.
5.7    Litigation Proceedings. Borrower has not received and has no knowledge of any written notice from any court, governmental authority or other tribunal alleging that Borrower or any Material Party has violated any applicable Legal Requirements that could reasonably be expected to have a Material Adverse Effect. Borrower shall provide to Lender prompt written notice of any action commenced against any Material Party to the extent Borrower reasonably believes such action could reasonably be expected to have a Material Adverse Effect.
5.8    Pension Plans. Borrower has no unfunded obligations with respect to any employee pension benefit plan (“Pension Plan”) (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)). No events, including, without limitation, any “Reportable Event” or “Prohibited Transaction” (as those terms are defined under ERISA), have occurred in connection with any such Pension Plan which might constitute grounds for the termination of any such Pension Plan by the Pension Benefit Guaranty Corporation (“PBGC”) or for the appointment of any United States District Court of a trustee to administer any such Pension Plan. All such Pension Plans meet with the minimum funding standards of Section 302 of ERISA.
The present value of the aggregate benefit liabilities under any of the Pension Plans, determined as of the end of such Pension Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan allocable to such benefit liabilities. The term “benefits liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA. No Material Party nor any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA. The term “ERISA Affiliates” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Material Party under Section 414 of the Internal Revenue Code of 1986, as amended.
5.9    Financial Statements and Financial Condition. Taken as a whole, all Financial Statements and other information of the financial condition of Borrower given to Lender (i) is complete and correct and does not omit to state any material fact necessary in order to make the statements herein or therein not misleading, and (ii) accurately presents the financial condition of Borrower as of the date on which the same have been furnished to Lender.
5.10    Solvency. Borrower is currently solvent.
5.11    Investment Company. Borrower is not an “investment company” as defined in the Investment Company Act of 1940, as amended, and Borrower is not required to register under such Act.
5.12    Enforceability. The Loan Documents constitute legal, valid and binding obligations of Borrower and any DRC Affiliate who is a party thereto, enforceable in accordance with their terms.
5.13    No Defaults.
(a)    No Default or Event of Default with respect to the Loan Documents currently exists. Borrower is not in default in any material respect under any of its Governing Documents, under any obligation for borrowed money or under any other agreement which may materially and adversely affect Borrower or its ability to perform its obligations under the Loan Documents or Material Agreements to which it is a party.
(b)    Borrower shall perform its obligations under the Loan Documents to which it is a party and shall take all actions necessary (which are not prohibited by law) to prevent the occurrence of an Event of Default.
5.14    Use of Proceeds/Margin Stock. None of the proceeds of the Inventory Loan shall be used to purchase or carry any “margin stock” (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Inventory Loan shall be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Inventory Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.
5.15    Labor Relations. The employees of Borrower are not a party to any collective bargaining agreement with Borrower, and, to the best of Borrower's knowledge, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.
5.16    Broker's Fees.
(a)    Lender and Borrower represent to each other that neither of them has made any commitment or taken any action which will result in a claim for any brokers, finder's or other similar fees with respect to the transactions described in this Agreement. The parties hereto acknowledge and agree that neither Borrower or Lender is, and shall not be, liable for any fees or expenses of Houlihan Lokey incurred in connection with the formulation or approval of the Section 363 Sale (Diamond), Section 363 Sale (RFA) or any other transactions as contemplated herein or in the other Loan Documents.
(b)    Borrower agrees to pay all of such fees payable to any broker or finder hired by Borrower and agrees to indemnify and hold Lender harmless from any claims by such finders or brokers or by any other Person claiming such fees as a result of any commitment or action of Borrower.
5.17    Inspections. Borrower shall, at any time and from time to time and at the reasonable expense of Borrower and with reasonable notice from Lender, permit Lender or its agents or representatives to inspect the Inventory Collateral and Borrower's books and records pertaining thereto, and Borrower's assets or property, and to audit, examine and make copies of and abstracts from such books and records. All audits and inspections from after the Closing Date shall be at Borrower's reasonable expense, including all reasonable travel expenses of Lender's employees; provided, however, that unless an Event of Default has occurred, only one audit or inspection per calendar year shall be at the expense of Borrower.
5.18    Books and Records. Borrower shall keep accurate and complete records and books of account reflecting all financial transactions of Borrower relating to or otherwise affecting the Pledged Inventory, in which complete entries will be made in accordance with GAAP. Borrower shall maintain to the satisfaction of Lender, and shall deliver promptly to Lender upon Lender's request, accurate and complete books, records and files relating to the Inventory Collateral.
5.19    Full Disclosure. No information or statement furnished by or on behalf of Borrower or any Material Party to Lender in connection with the Inventory Loan or the Loan Documents, and no representation or statement made by Borrower or any DRC Affiliate in any Loan Document contains or shall contain any material misstatement of fact or omits or shall omit the statement of a material fact necessary to make the statement contained herein or therein not misleading.
5.20    Change of Control. For so long as the Obligations to Lender under the Loan Documents remain outstanding, there shall be no Change of Control.
6.Representations, Warranties and Covenants With Respect to the Inventory Collateral, the Vacation Club and Component Sites. As an inducement to Lender to make Advances to Borrower, Borrower represents and warrants to and covenants with Lender as follows:
6.1    Vacation Club Declaration. All Inventory Collateral will continue to be duly submitted to the provisions of the Vacation Club Declaration and each Component Site Declaration. Borrower shall not vote to amend, supplement, terminate or restate the Vacation Club Declaration or any Component Site Declaration in any manner that could reasonably be expected to have a Material Adverse Effect without the prior written consent of Lender. Borrower shall not consent to any amendments, supplements or restatements of the Vacation Club Declaration or any Component Site Declaration in any manner that could reasonably be expected to have a Material Adverse Effect without the prior written consent of Lender.
6.2    Legal Requirements. To the extent applicable to Borrower or any Material Party, such Person has and shall at all times maintain all licenses and comply with all Legal Requirements required in connection with the ownership, management and operation of each Component Site, the establishment of the timeshare regime at each Component Site pursuant to the Vacation Club Declaration, the applicable Component Site Declaration and the other Material Agreements, and the sale, advertising, marketing and offering for sale of Vacation Ownership Plans.
6.3    Liens.
(a)The execution, delivery and performance by Borrower of the Loan Documents does not result in or create any Lien upon any assets of Borrower, except Liens in favor of Lender. There are no Liens encumbering any portion of the Inventory Collateral, except Liens in favor of Lender and the Permitted Exceptions. The execution and delivery of the Loan Documents and the filing of a financing statement in proper form with the Secretary of State of the state of formation of Borrower naming Lender as secured party and Borrower as debtor and describing the Inventory Collateral, shall create in favor of Lender, a valid, perfected and continuing first priority Lien in the Inventory Collateral.

(b)Borrower shall take all actions required by Lender in order to maintain Lender's first priority Lien in the Inventory Collateral.
(c)Borrower shall not grant or permit any Lien to exist with respect to the Inventory Collateral, except Lender's first priority Lien and the Permitted Exceptions.
6.4    Other Restrictions.
(a)No Material Party has entered into or is bound by any contract, agreement or restriction, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) prohibits or restricts entering into or performing its obligations under the Loan Documents to which it is a party, (iii) as to Borrower, restricts or in any way limits Borrower's rights to incur indebtedness under the Loan Documents, or (iv) could result (upon the happening of a contingency or otherwise) in any of the Inventory Collateral being subject to a Lien, other than Liens in favor of Lender.
(b)    Borrower shall not enter into and shall not permit or authorize any Material Party to enter into any contract, agreement or restriction described in subsection (a) above.
6.5    Inventory Collateral.
(a)    At the time the related Advance is deemed made, Borrower will, to its knowledge, have good and marketable title to all of the Inventory Collateral subject only to Permitted Exceptions described on Schedule 6.5.
(b)    Borrower shall maintain good and marketable title to the Inventory Collateral subject to Permitted Exceptions and shall defend such title against all claims of other Persons except Lender.
(c)    Borrower shall not transfer, sell, assign, or enter into any options to purchase, installment sales contracts or contracts for deed with respect to all or any portion of the Inventory Collateral. Borrower shall not take any action (or permit or consent to the taking of any action) which might impair the value of the Inventory Collateral or any of the rights of Lender in the Inventory Collateral.
6.6    Taxes. Borrower shall pay all applicable Taxes related to the Inventory Collateral.
6.7    Management Agreements. For so long as Borrower or any DRC Affiliate is party to a Management Agreement, Borrower shall cause the Vacation Club to be managed at all times by a Person which has substantial experience, background and demonstrated ability to perform.
6.8    Cessation of Business. Borrower shall provide prompt notice to Lender of any cessation of (a) marketing or sales of the Pledged Inventory to DRC Affiliates (as opposed to consumers) or (b) a material part of Borrower's business.
6.9    Pricing. Borrower shall not, without Lender's prior written consent which shall not be unreasonably withheld, adjust the retail pricing schedule for Vacation Ownership Points such that the price adjustment would have a Material Adverse Effect.
6.10    Transactions with Affiliates. Without the prior written consent of Lender, Borrower shall not enter into any transaction with any Affiliate in connection with the Inventory Collateral, if such transaction could reasonably be expected to have a Material Adverse Effect.
7.Reporting Requirements. So long as any portion of the Obligations remains unsatisfied or Lender has any obligation or commitment to make Advances hereunder, Borrower shall furnish (or cause to be furnished, as the case may be) to Lender the following:
7.1    Annual Financial Statements. As soon as available and in any event within one hundred fifty (150) days after the end of each fiscal year of Borrower, Borrower shall provide Lender with consolidated audited Financial Statements. As soon as available and in any event within one hundred fifty (150) days after the end of each fiscal year of the Vacation Club Association and each Component Site Association, Borrower shall provide Lender (to the extent Borrower or any Material Party receives such Financial Statements) with the annual Financial Statement of the Vacation Club Association and each Component Site Association (together with any certifications delivered by an authorized officer of the Vacation Club Association and applicable Component Site Association).
7.2    Quarterly Financial Statements. As soon as available and in any event within seventy-five (75) days after the end of each fiscal quarter of Borrower (with the exception of the last quarter of each fiscal year) unaudited consolidated balance sheets and income statements for Borrower, as of the end of such fiscal quarter, all in such detail and scope as may be reasonably required by Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Each quarterly unaudited consolidated Financial Statement of Borrower shall be certified by the chief financial officer of Borrower to be true, correct and complete in all material respects, and shall otherwise be in form reasonably acceptable to Lender.
7.3    Monthly Borrowing Base Shortfall. No later than the fifth (5th) Business Day of each month, Borrower shall cause the Servicer to deliver to Lender a preliminary calculation of the Borrowing Base Shortfall (if any) for the following Monthly Payment Date, together with all supporting information and calculations (including, without limitation, sufficient information and records necessary or otherwise requested by Lender in order for Lender to confirm Borrower's calculation of the then-current retail selling price of vacation ownership points in the Diamond Resorts U.S. Collection (“Diamond Points”) and the corresponding imputed value of the Vacation Ownership Points included in the Pledged Inventory by reference and comparison to the value of such Diamond Points). Lender shall review such preliminary calculations and shall promptly notify Borrower of any errors or irregularities identified by Lender. Borrower and Lender shall cooperate in good faith to agree on a final Borrowing Base Shortfall no later than the fifteenth (15th) Business Day of each month; provided, that Borrower shall consent (such consent not to be unreasonably withheld) to any revisions, recalculations or other changes to the Borrowing Base Shortfall requested by Lender.
7.4    Budgets and Assessments. Borrower shall use its best efforts to provide Lender with proposed annual maintenance and operating budgets of the Vacation Club Association and each Component Site Association, proposed annual maintenance and operating budget of the Vacation Club Association and each Component Site Association and a statement of annual Assessments to be levied upon the Owners of Vacation Ownership Plans, provided that the same is reasonably available to Borrower. If and as long as Borrower's Affiliate is the Vacation Club Manager, Borrower shall deliver to Lender, at Borrower's expense, within thirty (30) days after the end of each fiscal quarter, a report setting forth the annual Assessments collected from all Owners of Vacation Ownership Plans, the amount (if any) contributed by Borrower to fund any operating deficit compared to the budget of operating expenses for such period and indicating all reserves held for insurance, taxes and capital repairs and replacement.
7.5    Audit Reports. Promptly upon receipt by Borrower or any other DRC Affiliate thereof, one copy of each other report submitted to Borrower by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of Borrower, the Vacation Club, the Vacation Club Association, any Component Site Association or any Component Site.
7.6    Notice of Default or Event of Default. Within five (5) days after becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.
7.7    Notice of Claimed Default. Within five (5) days after becoming aware that the holder of any material obligation or of any evidence of material indebtedness of Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action such Borrower is taking or proposes to take with respect thereto.
7.8    Material Adverse Developments. Within five (5) days after becoming aware of any litigation, claim, action, proceeding, development or other information which could reasonably be expected to have a Material Adverse Effect on Borrower, the Inventory Collateral, the Vacation Club, any Component Site or of the ability of any Material Party to perform its obligations under the Loan Documents, Borrower shall provide Lender with telephonic notice, followed by telecopied and mailed written confirmation, specifying the nature of such litigation, claim, action, proceeding, development, information or dispute and such anticipated effect.
7.9    Association Assessments. Assuming that the Vacation Club Association has been fully funded per its budget and the budget has been properly prepared (and include the recovery of corporate overhead incurred for the operation of the Vacation Club Association), Borrower agrees that any annual maintenance fee increase shall be limited to an inflationary increase for a period of five (5) years from the date hereof (provided, that such limitation shall be exclusive of any amount which the Vacation Club Association may approve for special assessments or capital improvement projects beyond an inflation increase from current amounts).
7.10    Other Information. Borrower shall promptly deliver to Lender any other information in Borrower's possession or reasonably available to Borrower related to the Inventory Collateral, the Vacation Club, each Component Site, Borrower, any Component Site Association or the Vacation Club Association as Lender may in good faith request.
8.Events of Default.
An “Event of Default” shall exist if any of the following shall occur:
8.1    Payments. Borrower (a) shall fail to make when due, any payment or mandatory prepayment of principal or interest, or (b) shall fail to pay or reimburse Lender, within three (3) Business Days of demand, for any Loan Costs or any other payment Obligations.
8.2    Covenant Defaults. Borrower shall fail to perform or observe any nonpayment Obligations or any other covenants, agreements or warranties contained in this Agreement or in any of the Loan Documents (not listed as an Event of Default under another subsection of Section 8), and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (a) written notice from Lender to Borrower of the existence of such failure, or (b) any officer, principal or member of Borrower or any DRC Affiliate that is party to a Loan Document has actual knowledge of such failure, provided that (i) in the event such failure (A) is incapable of remedy, (B) consists of a default of any obligations to pay principal, interest, Loan Costs or other payment Obligations, or (C) was knowingly caused or permitted by Borrower, then Borrower shall not be entitled to any notice or cure period and (ii) in the event that Borrower is entitled to cure such failure within such thirty (30) day period, but due to the nature of such failure, the cure cannot be completed within the thirty (30) day period notwithstanding Borrower's diligent efforts to do so, then Borrower shall have an additional thirty (30) days to complete such cure (for a total of sixty (60) days), provided that Borrower is diligently seeking to cure such default within the additional thirty (30) day period.
8.3    Warranties or Representations. Any representation or other statement made by or on behalf of any Material Party in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with the Loan Documents, is or proves to be false, misleading or incorrect in any material respect as of the date made or reaffirmed.
8.4    Enforceability of Liens. Any Lien granted by Borrower to Lender in connection with the Obligations is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority Lien in favor of Lender encumbering the asset to which it is intended to encumber.
8.5    Involuntary Proceedings. A case is commenced or a petition is filed against any Material Party under any Debtor Relief Law, a receiver, liquidator or trustee of any Material Party or of any material asset of any Material Party is appointed by court order and such order remains in effect for more than sixty (60) days; or if any material asset of any Material Party is sequestered by court order and such order remains in effect for more than sixty (60) days.
8.6    Proceedings. Any Material Party voluntarily seeks, consents to or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for a Material Party or any part of its assets.

8.7    Attachment; Judgment; Tax Liens. (a) The issuance, filing, levy or seizure against the Inventory Collateral, of one or more attachments, injunctions, executions, tax Liens (excluding with respect to Taxes for which Borrower is not responsible under the Reimbursement Agreement) or judgments for the payment of money cumulatively in excess of $250,000 in the aggregate, or (b) the filing of any mechanics' or materialmen's Lien against any asset of Borrower or claim of Lien which is not discharged in full, bonded or stayed within sixty (60) days after Borrower learns of such issuance or filing and such Lien could reasonably be expected to have a Material Adverse Effect.
8.8    Documents. Any of the Material Agreements to which any Material Party is a party shall be terminated, amended or modified or restated in any material respect, without Lender's prior written consent, if such action could reasonably be expected to have a Material Adverse Effect on the Inventory Collateral.
8.9    Material Adverse Effect. The occurrence of a Material Adverse Effect.
8.10    [Reserved].
8.11    Breach of Other Agreements. Any violation or breach of any agreement, covenant or restriction affecting title to the Inventory Collateral, which violation or breach could reasonably be expected to have a Material Adverse Effect.
8.12    Fraud. Borrower or any Material Party takes or is in the process of taking any action which Lender in good faith believes is intended to: (a) defraud Lender, or (b) convert any portion of the Inventory Collateral.
8.13    Change of Control . If any Change of Control shall have occurred.
8.14    Cessation of Sales or Business. Any cessation without Lender's prior written consent of a material part of Borrower's business shall occur and if such business shall not be resumed within thirty (30) days after such cessation, unless the cessation is due to a force majeure event.
9.Termination of Obligation to Advance/Remedies.
9.1    Termination of Obligation to Advance. Should an Event of Default occur, Lender may, with or without proceeding with any sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate Lender's further performance under this Agreement or any other Loan Document, including, without limitation, any commitment of Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate, without further liability or obligation by Lender. Such termination shall not absolve, release or otherwise affect the liability or obligations of Borrower or the Liens, rights, powers and other remedies of Lender pursuant to the Loan Documents.
9.2    Remedies Upon Default. Should an Event of Default occur, Lender, at its sole option, may take anyone or more of the actions described in this Section 9, all without notice to Borrower:
(a)Acceleration. Without demand or notice of any nature whatsoever, declare the Obligations, or any part thereof, immediately due and payable, whereupon the same shall be due and payable, provided that, if an Event of Default occurs under Section 8.5 or 8.6, all Obligations shall become immediately due and payable without further action.
(b)Termination of Lender's Performance. Terminate a commitment, if any, of Lender to make Advances under this Agreement, the Loan Documents in their entirety, or any portion of any such commitment, and/or terminate Lender's further performance under this Agreement, the Loan Documents in their entirety, without further liability or obligation to Borrower, to the extent Lender shall deem appropriate, all without notice to Borrower.
(c)Judgment. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's Lien against all or any part of the Inventory Collateral by any available judicial or other procedure under law. Lender's right to sue and recover a judgment either before, after or during the pendency of any proceeding for the enforcement of any Lien in favor of Lender, and the right of Lender to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the terms of any Lien in favor of Lender, or the foreclosure of the Lien thereof.
(d)Sale of Inventory Collateral. After notification, if any, provided for in Section 9.3, sell or otherwise dispose of, at the office of Lender, or elsewhere, as chosen by Lender, all or any part of the Inventory Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Inventory Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time until all of the Inventory Collateral has been sold or until the Obligations, have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Inventory Collateral. Borrower hereby acknowledges and agrees that a private sale or sales of the Inventory Collateral, after notification as provided for in Section 9.3, shall constitute a commercially reasonable disposition of the Inventory Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of Lender.
(e)Retention of Collateral/Purchase of Inventory Collateral. At its discretion, retain such portion of the Inventory Collateral as shall aggregate in value to an amount equal to all or part of the outstanding Obligations, in full or partial satisfaction of the Obligations, whenever the circumstances are such that Lender is entitled and elects to do so under applicable law. Lender may also buy the Inventory Collateral or any part thereof at any public or private sale.
(f)Receiver. As a matter of strict right and without regard to the value or occupancy of the Inventory Collateral, apply by appropriate procedures for the appointment of a receiver who will take possession of the Inventory Collateral, collect the proceeds and profits therefrom and apply the same as the court may direct. The receiver shall have all the rights and powers permitted under the laws of the state in which the Inventory Collateral is located. All costs and expenses (including receiver's fees, attorney's fees and costs, including attorneys' fees and costs incurred as a result of any appeal, and agents compensation) incurred in connection with the appointment of a receiver shall be secured by the Inventory Collateral. The right to take possession of the Inventory Collateral, to manage and operate the same and to collect the proceeds and profits thereof (whether by a receiver or otherwise) shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised by Lender concurrently therewith or independently thereof. Lender shall be liable to account only for such proceeds and profit actually received by Lender. Notwithstanding the appointment of any receiver, trustee or other custodian, Lender shall be entitled, as pledgee, to the possession or control of any cash or other instruments, at the time held by or payable or deliverable under the terms of this Agreement or any other Loan Document to Lender. Borrower hereby consents to any such appointment. Lender may also apply by appropriate judicial proceedings for appointment of a receiver for the Inventory Collateral, or any part thereof, and Borrower hereby consents to any such appointment.
(g)Exercise of Uniform Commercial Code and Other Rights. Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other legal and equitable rights to which it may be entitled, and may exercise any and all other rights or remedies afforded by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents. Lender shall also have the right to require Borrower to assemble any of the Inventory Collateral not in Lender's possession, at Borrower's expense, and make it available to Lender at a place to be determined by Lender which is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of all of the Inventory Collateral.
(h)Power of Attorney. Exercise Lender's rights under powers of attorney granted to it including the power of attorney referenced in Section 10.9.
9.3    Sale of Inventory Collateral. Reasonable notification of time and place of any public sale of the Inventory Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Inventory Collateral is to be made shall be sent to Borrower and to any other person entitled under the Uniform Commercial Code to notice; provided, however, that if the Inventory

Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Inventory Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than ten (10) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 9.3. Lender shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, Lender shall retain an amount equal to all costs and charges, including attorneys' fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking and advertising such Inventory Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied to the Obligations, and in the event of deficiency, Borrower shall remain liable to Lender. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus.
In connection with the disposition of any Inventory Collateral by or on behalf of Lender, Borrower agrees that Lender may disclaim any warranties and dispose of such Inventory Collateral without any warranties whatsoever and that Lender shall not be deemed to have acted in a commercially unreasonable manner as a result thereof. If Lender sells any of the Inventory Collateral upon credit, Borrower shall be credited with the full sale price, to the extent that payments thereof are actually received by Lender with respect to such sale. If the buyer at such sale fails to pay in full for any of the Inventory Collateral, Lender may resell such Inventory Collateral.
9.4    Application of Proceeds. All proceeds from any sale or realization upon any of the Inventory Collateral after an Event of Default shall be applied or paid over as follows: (a) first, to the payment of all costs and expenses incurred in connection with such sale or realization, (b) second, to payment of the Obligations in such order as Lender may elect in its sole discretion with Borrower remaining liable for any deficiency, and (c) third, the balance (if any), subject to any duty or requirement of any applicable Legal Requirements, to whomsoever is legally entitled thereto.
9.5    Delegation of Duties and Rights. Lender may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.
9.6    Lender Not in Control. None of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Lender the right or power to exercise control over the affairs and/or management of Borrower.
9.7    Rights of Lender Regarding Inventory Collateral. In addition to all other rights possessed by Lender, Lender, at its option, may from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:
(a)    Upon foreclosure, transfer all or any part of the Inventory Collateral into the name of Lender or its nominee; and
(b)    Extend or renew the Inventory Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder.
9.8    Waivers.
(a)    Borrower irrevocably waives: (i) all notices of Default and Events of Default except to the extent expressly required in this Agreement; (ii) all procedural errors, defects and imperfections in any legal proceedings under the Loan Documents or in connection with any of the transactions contemplated thereunder; (iii) demand; presentment and protest; notice of demand, presentment, protest, acceleration and non-payment; and (iv) the benefit of any valuation, appraisal or exemption laws.
(b)    Except as otherwise expressly provided in an instrument or instruments executed by Lender, if Lender: (i) grants any forbearance or an extension of time for the payment of any sums secured by the Inventory Collateral; (ii) takes other, additional or substitute Inventory Collateral or security for the Obligations; (iii) waives or does not exercise any right granted in this Agreement or any Loan Documents; (iv) alters, substitutes or releases any part of the Inventory Collateral from the Lien in favor of Lender or otherwise changes any of the terms of this Agreement or any Loan Documents; (v) releases any Person liable for the payment of any part of the Obligations; (vi) extends the time for payment or otherwise alters the payment terms of the Obligations; or (vii) makes or consents to any agreement subordinating Lender's Lien against any of the Inventory Collateral, any such act or omission by Lender shall not release, discharge, modify, change or affect Borrower's original liability under this Agreement or any of the Loan Documents or otherwise, nor shall any such act or omission preclude Lender from exercising any right, power or privilege granted in this Agreement or any Loan Document in the event of any other concurrent or subsequent default, nor shall Lender's Lien against any of the Inventory Collateral be altered thereby.
(c)    Upon the sale or transfer by operation of law or otherwise of all or any part of the Inventory Collateral, Lender, without further notice, is authorized and empowered to deal with any such transferee as fully and to the same extent as it might deal with Borrower, without in any way waiving, releasing or discharging any of Borrower's liabilities or obligations hereunder.
(d)    No failure or delay on the part of Lender in exercising any right, remedy or power under this Agreement or any other Loan Document or in giving or insisting upon strict performance by Borrower or any DRC Affiliate that is party to a Loan Document, or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance of any and all of the terms and provisions of this Agreement or any other Loan Document to be performed by Borrower or any Material Party. The collection and application of proceeds, the taking possession of the Inventory Collateral, and the exercise of the rights of Lender contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender's rights hereunder with respect to any prior or subsequent Default or Event of Default.
(e)    BORROWER HEREBY WAIVES ALL NOTICES (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREUNDER) WITH RESPECT TO ANY LOSSES, DAMAGES, LIABILITIES, SUITS, COSTS AND EXPENSES, AND ALL OTHER DEMANDS WHATSOEVER HEREBY INDEMNIFIED, AND AGREES THAT ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, WHETHER OR NOT REFERRED TO ABOVE, WHICH MIGHT OTHERWISE CONSTITUTE LEGAL OR EQUITABLE DISCHARGES OF ITS OBLIGATIONS HEREUNDER.
(f)    IF A COURT OF COMPETENT JURISDICTION SHOULD DETERMINE THAT BORROWER IS ENTITLED TO RECOVER DAMAGES FROM LENDER FOR ANY REASON OR UPON ANY CAUSE, CLAIM OR COUNTERCLAIM, IN CONNECTION WITH THE INVENTORY LOAN OR THE TRANSACTIONS PROVIDED FOR OR CONTEMPLATED PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, BORROWER STIPULATES AND AGREES THAT ANY SUCH DAMAGES SHALL NOT INCLUDE CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES. IN THE EVENT THE FOREGOING PROVISION IS NOT ENFORCED BY THE COURTS, THEN BORROWER AGREES THAT BORROWER'S SOLE REMEDY FOR ANY CAUSE, CLAIM OR COUNTERCLAIM WILL BE TO RECOVER DAMAGES IN AN AMOUNT EQUAL TO ITS REASONABLE OUT OF POCKET EXPENSES IN CONNECTION WITH THE INVENTORY LOAN AND SHALL NOT INCLUDE PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES.
9.9    Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender under any of the Loan Documents, at law or in equity, whether or not the Inventory Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.
9.10    Diminution in Value of Collateral. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Inventory Collateral, specifically including that which may arise from Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage.
9.11    Discontinuance of Proceedings. If Lender proceeds to enforce any right or remedy under the Loan Documents by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then Borrower and Lender shall be restored to their former positions and rights hereunder and all rights, powers and remedies of Lender shall continue as if no such proceeding occurred.
9.12    Indemnification of Lender Parties. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of Lender, Borrower agrees to defend, indemnify and hold harmless the Indemnified Lender Parties, from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to: (a) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to any Component Site or to the Purchasers of any of the Inventory Collateral or any incorrectness or inaccuracy of any representation or warranties to any Purchaser; (b) the construction, development or operation of any Component Site; (c) the debtor-creditor relationships between Borrower on the one hand, and the Purchasers or Lender or its participants, as the case may be, on the other; (d) the sale of Vacation Ownership Plans; (e) Borrower's performance under or related to this Agreement, the Loan Documents or the Inventory Collateral; (f) the transactions contemplated under any of the Loan Documents or any of the Material Agreements, including without limitation, those in any way relating to or arising out of the violation of any applicable Legal Requirements; (g) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty contained in this Agreement or any of the Loan Documents (including without limitation any certification delivered to Lender); and (h) any and all Taxes (excluding any Taxes that are subject to reimbursement obligations of Lender under the Reimbursement Agreement), and any and all fees or charges to be paid by Borrower including, without limitation under any Legal Requirements, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. The indemnity provisions in this Section 9.12 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against Borrower, together with its successors and assigns, in perpetuity.
The obligations of Borrower to indemnify, protect, defend and hold Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity or enforceability of any claim, demand or suit from which Lender is indemnified, except to the extent any such assessments, claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses arise as a result of the gross negligence or willful misconduct of Lender.
10.    Certain Rights of Lender
10.1    Suits to Protect the Inventory Collateral. Lender shall have power at any time and from time to time, to: (a) institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Inventory Collateral by any acts which may be unlawful or which violate this Agreement or any of the Loan Documents; (b) preserve or protect the Inventory Collateral; and (c) restrain the enforcement of or compliance with any Legal Requirements that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair Lender's security.
10.2    Protection of Inventory Collateral. Lender shall have the power at any time and from time to time to take such actions as Lender deems necessary or appropriate to protect Lender's Liens in and to preserve the Inventory Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Inventory Collateral and Lender's Liens and rights and will take such actions to preserve the Inventory Collateral and Lender's Liens and rights as Lender may direct, including, without limitation, by promptly paying upon Lender's demand therefor, all Taxes that may be or may become due in respect of any of the Inventory Collateral.
10.3    Performance by Lender. If Borrower fails to perform any covenant or agreement contained herein or in any Loan Document, Lender may itself perform, or cause the performance of, such covenant or agreement, and the sums expended by Lender and the expenses of Lender incurred in connection therewith shall be payable by Borrower and be included as part of the Obligations. In no event, however, shall Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, and any such performance by Lender shall be wholly discretionary with Lender. The performance by Lender, of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Lender to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that Lender shall not at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender's rights or remedies hereunder.
10.4    No Liability of Lender. Neither the acceptance of this Agreement by Lender, nor the exercise of any rights hereunder by Lender, shall be construed in any way as an assumption by Lender of any obligations, responsibilities or duties of Borrower arising in connection with the Inventory Collateral, under any Legal Requirements, or under any of the Material Agreements, or in connection with any other business of Borrower or any Material Party, or the Inventory Collateral, or otherwise bind Lender to the performance of any obligations with respect to any Component Site or the Inventory Collateral; it being expressly understood that Lender shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower or any Material Party with respect to any of the Inventory Collateral, under any Legal Requirements or under any of the Material Agreements, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement, any action or actions on the part of Lender taken hereunder, shall constitute an assumption by Lender of any obligations of Borrower with respect to the Inventory Collateral, or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto.
10.5    Right to Defend Action Affecting Security. Lender may, at Borrower's expense, appear in and defend any action or proceeding at law or in equity which Lender in good faith believes may affect the value of the Inventory Collateral or the Liens granted under this Agreement, including without limitation Lender's rights under any of the Loan Documents. Lender may engage counsel of its own choice in any such action or proceeding without the consent of Borrower and Borrower shall pay all reasonable fees and expenses of such counsel.
10.6    Indemnities, Loan Costs and Expenses. All Loan Costs payable by Borrower under any provision of this Agreement shall be part of the Obligations of Borrower and shall be paid by Borrower to Lender promptly upon demand.
10.7    Lender's Right of Set-Off. Lender shall have the right to set-off any Inventory Collateral against any Obligations then due and unpaid by Borrower.
10.8    Assignment of Lender's Interest.
(a)    Subject to the provisions of Section 11.18, Lender shall have the right to assign, participate or transfer all or any part of the Inventory Loan and all or any part of its rights in or pursuant to this Agreement or any of the Loan Documents including, without limitation, to an affiliate of Lender. All assignees, participants and transferees shall be entitled to the benefits of this Agreement and the Loan Documents. The consent of Borrower shall not be required for any such assignment, participation or transfer and failure to give notice of any assignment, participation or transfer shall not affect the validity or enforceability of this Agreement, any Loan Document, or subject Lender to any liability; provided, that Lender shall promptly provide Borrower with written notice of any such assignment or transfer. Borrower consents to the dissemination of information regarding the Obligations, the Inventory Loan, Borrower, Borrower's business, and all matters related hereto in connection with any assignment, participation or sale.
(b)    Lender, acting solely for this purpose as an agent of Borrower, shall maintain at its office a record of each assignment of all or any portion of the Loan, and a register for the recordation of the names and addresses of all assignees of interests in the Loan, and principal amounts (and related interest amounts) of the Loan and other amounts due hereunder, owing to, Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a “Lender” hereunder for all purposes of this Agreement to the extent of its pro rata share in the Loan, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.
10.9    Lender's Appointment as Attorney-in-Fact.
(a)    Borrower does hereby irrevocably constitute and appoint Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower, or in its own name to do the following from and after the occurrence and continuance of an Event of Default from time to time in the Lender's reasonable discretion, for the purpose of carrying out the terms of this Agreement or the Loan Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives the Lender the power and right, on behalf of Borrower, in Lender's name or in Borrower's name, and at Borrower's expense to do the following from and after the occurrence and continuance of an Event of Default:
(i)in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, other Inventory Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due with respect to any other Inventory Collateral whenever payable;
(ii)to pay or discharge Taxes and Liens levied or placed on or threatened against the Inventory Collateral;
(iii) (A) to direct any party liable for any payment under any Inventory Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Inventory Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Inventory Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Inventory Collateral or any part thereof and to enforce any other right in respect of any Inventory Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Inventory Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Inventory Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Inventory Collateral and the Lender's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do;
(iv)to demand and receive from time to time any and all property, rights, titles, interests, and liens hereby sold, assigned and transferred, or intended so to be, and give receipts for same; and
(v)generally to do all and any such acts and things in relation to the Inventory Collateral as Lender shall in good faith deem advisable.
Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
(b)    Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with any sales pursuant to Article 9 herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Inventory Collateral.
(c)    The powers conferred on the Lender are solely to protect the Lender's interests in the Inventory Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
11.    Miscellaneous.
11.1    Notices. Except as otherwise specifically set forth in this Agreement or any other Loan Document, all notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Lender or Borrower. Each such notice, request or other communication shall be effective: (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested; (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express with all fees and charges prepaid, addressed as provided below; or (c) if given by any other means, when delivered at the address specified in this Section 11.1.
If to Borrower:
DPM Acquisition, LLC
10615 Park Run Drive
Las Vegas, Nevada 89144
Attn: Treasurer and General Counsel
Telephone: (702) 823-7350
Telecopy: (702) 804-8632

With a Copy to:
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Ann Marie Sink

Facsimile: 312-902-1061

If to Lender:
RFA PMR LoanCo, LLC
c/o Resort Finance America, LLC
100 Crescent Court, Suite 260
Dallas, Texas 75201
Attention: Chief Risk Officer, Secretary
Telephone No.: (469) 554-7900
Telecopier No.: (214) 224-0165

Notwithstanding the foregoing, requests for Advances and documents collateral thereto may be delivered by Borrower to Lender by e-mail or fax in accordance with Lender's instructions from time to time.
11.2    Survival; Continuation and Reliance. All representations, warranties, covenants and agreements made by Borrower herein, in any other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Document (and each part thereof), regardless of any investigation made by or on behalf of Lender. The warranties and representations contained herein shall be and remain true and correct so long as any of the Obligations have not been satisfied, or so long as part of the Obligations shall remain outstanding, and each request by Borrower for an Advance shall constitute an affirmation that the foregoing representations and warranties remain true and correct as of the date thereof.
All indemnities made by Borrower are in favor of Lender shall survive payment of all Obligations and termination of this Agreement until the expiration of the applicable statute of limitations.
11.3    Governing Law; Consent to Jurisdiction.
(a)    THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS WITH RESPECT TO ANY INDIVIDUAL PROPERTY (OTHER THAN PERSONAL PROPERTY) CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY (OTHER THAN PERSONAL PROPERTY) IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, DE 19904
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
11.4    Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
11.5    Successors and Assigns; Third Party Beneficiaries. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto and any of Lender's participants in the Obligations. No third party shall have any rights or derive any benefits under or with respect to this Agreement, or the other Loan Documents except for participants in the Obligations or as provided in advance in a writing signed on behalf of Lender. No Person other than Borrower, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other Person, other than Borrower, under any circumstance, shall be deemed to be a beneficiary of such conditions, any and all of which Lender freely may waive in whole or in part at any time it, in its sole discretion.

11.6    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one or more counterparts hereof signed by Borrower and Lender. Any signature on any Loan Document or any document collateral thereto, delivered by Borrower by e-mail or telecopy transmission shall be deemed to be an original signature thereto. The parties hereto agree that any copy of this Agreement or any of the Loan Documents signed by any parties thereto and transmitted by e-mail, telecopy or otherwise for delivery to Lender, shall be admissible in evidence as the original itself in any judicial, bankruptcy or administrative proceeding, whether or not the original is in existence.
11.7    Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. Nothing herein contained shall be construed to create a partnership or joint venture between Borrower and Lender, and the parties hereby acknowledge that no such relationship exists between them.
11.8    Total Agreement; Amendments. This Agreement, and the other Loan Documents, including the Exhibits and Schedules thereto, contain the entire agreement between the parties relating to the subject matter hereof, supersedes all prior agreements and understandings between the parties hereto whether written or oral relating to the subject matter hereof, cannot be contradicted, changed or terminated orally or by course of conduct. This Agreement may not be amended or modified, except by written instrument signed by Borrower and Lender. No provision of this Agreement shall be deemed to be waived by Lender, except for those waived in a writing signed by Lender.
11.9    Consents, Approvals and Discretion. Whenever Lender's consent or approval is required or permitted hereunder, or any documents or other items are required to be acceptable to Lender, such consent, approval or determination of acceptability shall be made in the sole and absolute discretion of Lender, unless otherwise specifically set forth herein.
11.10    Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. BORROWER AND LENDER FURTHER WAIVE ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
The waiver and stipulations of Borrower and Lender in this Section 11.10 shall survive the final payment or performance of all of the Obligations of Borrower and all other obligations secured by the Inventory Collateral and the resulting termination of this Agreement.

11.11    Consent to Advertising and Publicity of Documents. Borrower and Lender shall confer and reasonably agree prior to any public announcement describing the credit accommodation entered into pursuant to this Agreement.
11.12    Use of Lender's Name. Without the prior written consent of Lender, Borrower shall not, and shall not permit any Affiliate of any Borrower to use the name of Lender or the name of any affiliate of Lender in connection with its businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies or in disclosures required by governmental agencies and the dissemination of press releases in connection with such required disclosures.
11.13    Control of a Material Party. Lender agrees that Borrower shall only be obligated to act on behalf of a Material Party or to cause a Material Party to take any action, refrain from taking any action or comply with any provision or covenant set forth in this Agreement or any other Loan Document at such time as such Material Party is a DRC Affiliate, or such Material Party is directly or indirectly under the control of Borrower.
11.14    Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.
11.15    Sale of Participation Interests in Inventory Loan. Borrower acknowledges that Lender may seek to sell participation interests in the Inventory Loan to one or more participants and Borrower agrees to cooperate fully with Lender in facilitating such process and hereby consents to any dissemination of information or documentation directly related to such sale. Borrower shall be required to transact business solely with Lender and shall not be required to deal with participants directly.
11.16    Non-Public Information; Confidentiality.
(a)    Lender acknowledges and agrees that it may receive material non-public information hereunder and under the other Loan Documents concerning the Borrower and its Affiliates and agrees to use such information in compliance with all applicable requirements of law (including United States Federal and state securities laws and regulation).
(b)    Lender agrees to use all reasonable efforts to maintain the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by Borrower or any of its Affiliate(s), as the case may be, as confidential, except that such information may be disclosed (i) with such Person's consent, (ii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.16 or (B) available to Lender from a source (other than Borrower or any of its Affiliates) not known by them to be subject to disclosure restrictions, (iii) to the extent disclosure is required by applicable requirements of law or other legal process or requested or demanded by any governmental authority, and (iv) to current or prospective assignees or participants, in each case to the extent such assignees or participants agree to be bound by provisions substantially similar to the provisions of this Section 11.16.
11.17    Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only; such Section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.
11.18    Borrower's Knowledge. As used herein the term “to Borrower's actual knowledge” or “to Borrower's knowledge” is intended to mean to the actual knowledge of employees, officers, contractors or in-house attorneys of Borrower or of DRC or DRC Affiliates who have been involved with or undertaken due diligence in connection with the Bankruptcy Case.
11.19    Gender. Words of any gender in this Agreement shall include each other gender where appropriate.
11.20    Time of the Essence. Time is of the essence of all obligations and agreements of Borrower.
11.21    Conflict. The provisions of this Agreement shall control in the event of any conflict among it, and any other Loan Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered effective as of the date first above written.
LENDER:
RFA PMR LOANCO, LLC,
a Delaware limited liability company
By:    /s/ Chris Halpin
Name:    Chris Halpin
Title:    Vice President

BORROWER:
DPM ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ David F. Palmer

Name:	David F. Palmer

Title:	President

Signature Page to Inventory Loan and Security Agreement

Schedules

Schedule 5.3	Names and Addresses

Schedule 6.5	Permitted Exceptions to Title

Exhibits

Exhibit A	Form of Request for Inventory Loan Advance

Schedule 5.3
Names and Addresses

Address of Borrower:	DPM Acquisition, LLC 10615 Park Run Drive Las Vegas, Nevada 89144
Address of Inventory Collateral:	DPM Acquisition, LLC 10615 Park Run Drive Las Vegas, Nevada 89144
Address of Books and Records:	DPM Acquisition, LLC 10615 Park Run Drive Las Vegas, Nevada 89144

Schedule 6.5
Permitted Exceptions to Title
None.

EXHIBIT A
Form of Request for Inventory Loan Advance
BORROWER'S CERTIFICATE
AND REQUEST FOR ADVANCE ON INVENTORY LOAN
_____________, 201_
RFA PMR LoanCo, LLC
c/o Resort Finance America, LLC
100 Crescent Court, Suite 260
Dallas, Texas 75201

RE:
Inventory Loan any Security Agreement between RFA PMR LoanCo, LLC (“Lender”) and DPM Acquisition, LLC (“Borrower”), dated as of May 21, 2012 (as amended, supplemented or restated from time to time, the “Loan Agreement”)

Ladies and Gentlemen:
In accordance with the terms of the Loan Agreement, Borrower desires to obtain the advance (the “Advance”) of $____________ of the principal balance on the Inventory Loan on _________________. Unless otherwise defined herein, terms used herein with initial capital letters shall have the same meaning assigned to such terms in the Loan Agreement.
In order to induce Lender to make such Advance, Borrower hereby certifies, represents and warrants the following to Lender:
No Event of Default has occurred under the Loan Agreement and no Event of Default will occur under the Loan Agreement as a result of the Advance requested herein.
All of Borrower's representations and warranties under the Loan Agreement and the other Loan Documents, are true and correct as of the date hereof, and after giving effect to the making of such requested Advance, will be true and correct as of the date on which such Advance is made.
The applicable conditions to the making of an Advance set forth in the Loan Agreement have been satisfied as of the date hereof.
The chief executive office of Borrower, and all its books and records, are located at 10615 Park Run Drive, Las Vegas, Nevada 89144.
Borrower is purchasing the Inventory Collateral free and clear of all known Liens and other encumbrances, except for any Permitted Exceptions described in the Loan Agreement and the Lien of Lender granted pursuant to the Loan Documents.
As of the date hereof, and after giving effect to the transactions contemplated under the Loan Agreement, including without limitation, the borrowing of the Inventory Loan, the granting of liens to Lender in all of the Inventory Collateral, and the incurring of the Obligations, the Borrower is solvent.
Borrower hereby requests an Advance in the amount set forth above be made only upon confirmation by Lender of satisfaction, with respect to the initial Advance, of all conditions to the closing,

and with respect to all Advances, to the making of such Advance.
Borrower acknowledges that interest will accrue on the Advance at the rate set forth in the Loan Agreement from the date of the making of such Advance by Lender.
The information set forth herein is true, correct and complete, and Borrower acknowledges that, in connection with making an Advance under the Inventory Loan, Lender is relying on the information contained herein (including the exhibits hereto) and certified, both on behalf of the Borrower and by the undersigned, individually, as being true, correct and complete.
[Signature page follows]

BORROWER:
DPM ACQUISITION, LLC,
a Delaware limited liability company

By:
Name:
Title: